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                                                                    EXHIBIT 5.1


                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                               PHONE 212-806-5400
                                FAX 212-806-6006


Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


     Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3 (File No. 333-64903)
           ------------------------------------------------------------


Ladies and Gentleman:


     We have acted as counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,331,730,000 aggregate principal amount (all of which amount remains available as of the date hereof ) of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (File No. 333-64903) (such registration statement, the "Registration Statement") relating to the Certificates. The Registration Statement has been field with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among either ACC or ACAC, as applicable, as transferor (the "Transferor" for such Series), ACC, as servicer (in such capacity, the "Servicer"), and a trustee to be identified in the prospectus supplement for each Series of Certificates (the "Trustee") for such Series).

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of ACC and ACAC, the form of Pooling and Servicing Agreement field as an exhibit to the Registration Statement, the forms of Certificates included in such form of Pooling and Servicing Agreement, the prospectus (the "Prospectus") and the forms of prospectus supplements filed as exhibits to the Registration Statement, and such



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Aames Capital Corporation
Aames Capital Acceptance Corp.
November 15, 1999
Page 2


other records, documents and statutes as we have deemed necessary for the purpose of rendering this opinion.

     In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We have also assumed for purposes of the opinion given in paragraph 2 below, that the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by all parties thereto. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of ACC and ACAC and others.

     Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Transferor and has been duly and validly executed and delivered by such Transferor, the Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of such Transferor, enforceable against such Transferor, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     2. When a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Transferor, duly and validly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates of such Series will be legally and validly issued, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of California (excluding choice of law principles therein) and the federal laws of the United States of America.



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Aames Capital Corporation
Aames Capital Acceptance Corp.
November 15, 1999
Page 3


     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 5.1.


Sincerely,


STROOCK & STROOCK & LAVAN LLP